UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 27, 2005

TEMPUR-PEDIC INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1713 Jaggie Fox Way

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

(800) 878-8889

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 27, 2005, Tempur Production USA, Inc. (“Tempur Production”), a subsidiary of Tempur-Pedic International Inc. (the “Corporation”), completed an industrial revenue bond financing for the construction and equipping of Tempur Production’s new manufacturing facility (the “Project”) located in Bernalillo County, New Mexico (“Bernalillo County”). Under the terms of the financing:

•	Bernalillo County will issue up to $75,000,000 of Series 2005A Taxable Variable Rate Industrial Revenue Bonds (the “Series A Bonds”).

•	Bernalillo County will issue up to $25,000,000 of Series 2005B Taxable Fixed Rate Industrial Revenue Bonds (the “Series B Bonds” and collectively with the Series A Bonds, the “Bonds”).

•	The Series A Bonds are structured to permit Tempur Production to make bond draws in amounts which, in the aggregate, will equal up to $75,000,000. The Series B Bonds provide for draws in amounts which, in the aggregate, will equal up to $25,000,000. On October 27, 2005, Tempur Production initially made draws of $53,925,000 on the Series A Bonds and $17,975,000 on the Series B Bonds. Tempur Production anticipates making one additional draw under each series of Bonds on or around the completion of the Project.

•	The Series A Bonds will be marketed to third party investors by Bank of America Securities LLC and will be secured by, among other things, a letter of credit issued under the Corporation’s new credit facility led by Bank of America, N.A. (“Bank of America”).

•	The Series B Bonds will be sold to Tempur World LLC, will not be secured by the letter of credit described above and will be held by Tempur World, LLC, representing in substance the equity in the Project.

•	Bernalillo County will deliver the gross proceeds from the sale of the Bonds to Tempur Production.

•	Tempur Production transferred its interest in the Project to Bernalillo County and Bernalillo County has leased the Project back to Tempur Production on a long-term basis. Pursuant to the Lease Agreement, Tempur Production will pay rent in an amount sufficient to pay debt service on the Bonds and certain fees and expenses.

•	Tempur Production will have the right to repurchase the Project for $1.00 when the Bonds are retired.

In connection with the closing of the financing, the parties entered into a number of agreements, including the following:

1. Trust Indenture, dated September 1, 2005, by and between Bernalillo County and The Bank of New York Trust Company, N.A., as Trustee, governing the issuance of, forms of, and terms and conditions of the Bonds. Pursuant to the Trust Indenture, and in order to secure the payment of principal and interest on the Bonds, Bernalillo County has granted the Trustee a security interest in (i) all of its right, title and interest in the Lease Agreement (as defined below) and all payments and receipts received by Bernalillo County pursuant to the Lease Agreement (except for certain unassigned rights), (ii) all moneys received by the Trustee pursuant to a letter of credit (the “Letter of Credit”) issued under the Corporation’s new credit facility (the “Credit Agreement”) led by Bank of America, and (iii) all moneys and securities held by the Trustee under the Trust Indenture for the benefit of the holders of the Bonds (except for certain moneys received for the payment of tendered or repurchased Series A Bonds which are pledged to the sole benefit of the owners of Series A Bonds).

The Series A Bonds have a final maturity date of September 1, 2030. The Series B Bonds have a a final maturity date of September 1, 2035. The interest rate on the Series A Bonds is a weekly rate set by the remarketing agent, Banc of America Securities LLC, in its sole discretion, though the interest rate may not exceed the lesser of (i) the highest rate allowed under New Mexico law, or (ii) 12% per annum. The interest rate on the Series B Bonds is fixed at 7.75%. The Series A Bonds are redeemable by Bernalillo County at the request of Tempur Production, with the prior written consent of Bank of America. There is no mandatory sinking fund redemptions under the Trust Indenture. However, the Credit Agreement provides that Tempur Production shall cause an optional redemption of the Series A Bonds in 39 quarterly installments, commencing on March 31, 2006, and continuing on the last day of each quarter thereafter. The first 38 of such installments shall be in the principal amount of $1,920,000 and the final installment shall be in the principal amount of $2,040,000.

2. The Lease Agreement, dated September 1, 2005, by and between Bernalillo County and Tempur Production (the “Lease Agreement”), whereby Tempur Production will lease the Project from Bernalillo County. Pursuant to the Lease Agreement, Tempur Production will (i) make payments necessary to pay the principal and purchase or redemption price of, and interest on, the Bonds when due and payable, (ii) make annual payments in lieu of taxes to the Albuquerque Public Schools and to the University of New Mexico Hospital through January 1, 2036, (iii) complete the construction and equipping of the Project, and (iv) have the right to repurchase the Project for $1.00 upon the retirement of the Bonds. Under the terms of the Lease, payments of principal and interest on the Series A Bonds will be made pursuant to draws on the Letter of Credit issued pursuant to the Credit Agreement. Payments of principal and interest on the Series B Bonds will be made directly by Tempur Production. The term of the Lease Agreement begins on October 27, 2005 and expires after the principal of, redemption premium, if any, and interest on all of the Bonds have been fully paid.

3. The Bond Purchase Agreement, dated October 26, 2005, by and among Banc of America Securities LLC, Tempur Production and Bernalillo County whereby Bernalillo County will sell up to $75,000,000 in Series A Bonds to Banc of America Securities LLC. On October 27, 2005, Tempur Production made an initial principal draw of $53,925,000 on the Series A Bond.

4. The Bond Purchase Agreement, dated October 26, 2005, by and among Tempur World LLC, a subsidiary of the Corporation, Tempur Production and Bernalillo County whereby Bernalillo County will sell up to $25,000,000 in Series B Bonds to Tempur World LLC. On October 27, 2005, Tempur Production made an initial principal draw of $17,975,000 on the Series B Bond.

5. The Remarketing and Interest Services Agreement, dated September 1, 2005, by and between Tempur Production and Banc of America Securities LLC whereby Tempur Production appointed Banc of America Securities LLC as the exclusive remarketing agent for the Series A Bonds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2005

Tempur-Pedic International Inc.

By:	/s/ Robert B. Trussell, Jr.
Name:	Robert B. Trussell, Jr.
Title:	Chief Executive Officer